EXHIBIT 99.1
4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com
Contact:
Russ Zukowski
Investor Relations
(770) 953-7620
BLUELINX ANNOUNCES RESIGNATION OF CHIEF EXECUTIVE OFFICER;
HOWARD COHEN APPOINTED CHAIRMAN AND INTERIM CEO
ATLANTA, GA, March 10, 2008 – BlueLinx Holdings Inc. (NYSE: BXC), a leading distributor of building products in North America, today announced Stephen E. Macadam has resigned from his position as chief executive officer and director to accept the chief executive officer position with EnPro Industries, Inc. (NYSE: NPO). His resignation is effective March 10, 2008. The board of directors has appointed Howard S. Cohen to serve as interim chief executive officer until the Company identifies a permanent successor to Mr. Macadam. The board also appointed Mr. Cohen to succeed Jeffrey J. Fenton as the Company’s chairman of the board. Mr. Fenton resigned from the board effective March 7, 2008.
Mr. Cohen has served as a member of the BlueLinx board of directors since September 2007. He possesses 33 years of leadership experience, including serving as President and CEO of four publicly-traded companies: GTECH Corporation, from 2001 to 2002; Bell & Howell, from 2000 to 2001; Sidus Systems Inc., from 1998 to 1999; and Peak Technologies Group, Inc, from 1996 to 1998. In connection with his appointment as interim chief executive officer, Mr. Cohen is resigning from his position as a senior advisor of Cerberus Capital Management, L.P. which he has held since December 2004. Mr. Cohen will continue to serve as chairman of the board of directors of Hilco Receivables LLC and Albertsons LLC, both of which are Cerberus portfolio companies. Cerberus controls approximately 57% of BlueLinx’ outstanding common stock.
“On behalf of the BlueLinx board of directors, I would like to thank Steve for his leadership and the many contributions he made to the Company as CEO and a member of our board,” said Mr. Cohen. “The board has a great deal of confidence in Steve’s executive team and in all of the BlueLinx employees. I am honored to assume the role of CEO of BlueLinx on an interim basis, and look forward to leading the Company during this time of transition. We wish Steve the very best in his future endeavors.”
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,800 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 80 warehouses. BlueLinx, which is on the Fortune 500 list of the nation’s largest companies, is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.
Forward-looking Statements
This press release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that we distribute, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the company’s Annual Report on Form 10-K for the year ended December 29, 2007, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.
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